Gladstone Commercial Corporation Reports Results for the Fourth Quarter and Year Ended December 31, 2010

- Reported funds from operations ("FFO") for the full year 2010 of approximately $14.1 million, an increase of 4.1% over the prior year.

- Acquired a property in Orange City, Iowa for approximately $12.3 million.

- Issued common stock for net proceeds of approximately $3.4 million.

- Entered into a $50 million senior secured revolving line of credit agreement with Capital One N.A. and Branch Banking and Trust Company as lenders.

MCLEAN, Va., March 8, 2011 /PRNewswire/ -- Gladstone Commercial Corporation (Nasdaq: GOOD) (the "Company") today reported financial results for the quarter and year ended December 31, 2010.  A description of FFO, a relative non-GAAP (generally accepted accounting principles in the United States) financial measure, is located at the end of this earnings release.  All per share references are to fully-diluted weighted average shares of common stock, unless otherwise noted.

(Logo:   https://photos.prnewswire.com/prnh/20101005/GLADSTONECOMMERCIAL)

FFO for the three months ended December 31, 2010 was approximately $3.0 million, or $0.35 per share, which is a 10.1% decrease compared to the same period one year ago.  FFO for the year ended December 31, 2010 was approximately $14.1 million, or $1.64 per share, which is a 4.1% increase over the previous year FFO.  The decrease in FFO for the quarter was a direct result of approximately $386,000 of due diligence fees incurred related to the property acquisition during the quarter, which the Company was required to expense under new accounting guidance rather than capitalize as it had in years past. In addition, there was a decrease in rental revenues as a result of the mid-year expiration of leases on two properties, coupled with the lost interest income from the payoff of the Company's only mortgage loan in July. Professional fees also increased from the write-off of fees associated with the termination of the Company's continuous private offering of unregistered senior common stock.  This was partially offset by a $225,000 credit to the base management fee issued by the Company's Adviser. In addition, interest expense decreased significantly for the quarter because of the over 2% interest rate reduction in connection with the extension of the $48.0 million mortgage loan in September.  FFO increased for the year primarily because of the $3.3 million of additional income and prepayment fees the Company received in connection with the early repayment of its mortgage loan receivable.

Commenting on the results of operations, Chip Stelljes, President and Chief Investment Officer, said, "During the quarter, we focused on managing and expanding the portfolio.  As previously announced, we were excited to acquire a property during the last quarter, and we continue to actively search for additional properties.  We were pleased that we obtained the new line of credit and were able to raise additional equity capital.  We remain optimistic about our future and continue to see signs of economic improvement and stabilization in both the equity and debt capital markets. We continue to work to re-tenant our two vacant buildings and are pleased with the overall performance of our portfolio. We look forward to an active 2011 as the commercial real estate market continues to recover."

Net loss to common stockholders for the three months ended December 31, 2010 was approximately $232,000 or $0.03 per share, and net income available to common stockholders for the year ended December 31, 2010 was approximately $814,000, or $0.09 per share, compared to net income available to common stockholders of approximately $94,000 and $509,000, or $0.01 per share and $0.06 per share, respectively, for the same periods one year ago.   A reconciliation of FFO for the quarters and years ended December 31, 2010 and 2009 to net income, which the Company believes is the most directly comparable GAAP measure to FFO, and a computation of basic and diluted FFO per weighted average share of common stock and basic and diluted net income per weighted average share of common stock is set forth below:

	For the three months ended December 31,		For the year ended December 31,
	2010	2009	2010	2009

Net income	$ 806,872	$ 1,117,553	$ 4,927,908	$ 4,603,048
Less: Distributions attributable to preferred and senior common stock	(1,038,831)	(1,023,439)	(4,113,800)	(4,093,750)
Net (loss) income available to common stockholders	(231,959)	94,114	814,108	509,298

Add: Real estate depreciation and amortization, including discontinued operations	3,271,403	3,286,133	13,263,814	13,171,703
Less: Gain on sale of real estate	-	-	-	(160,038)
FFO available to common stockholders	$ 3,039,444	$ 3,380,247	$ 14,077,922	$ 13,520,963

Weighted average shares outstanding - basic	8,637,981	8,563,264	8,576,303	8,563,264
Weighted average shares outstanding - diluted	8,688,900	8,563,264	8,601,153	8,563,264

Basic (loss) net income per weighted average share of common stock	$ (0.03)	$ 0.01	$ 0.09	$ 0.06
Diluted (loss) net income per weighted average share of common stock	$ (0.03)	$ 0.01	$ 0.09	$ 0.06

Basic FFO per weighted average share of common stock	$ 0.35	$ 0.39	$ 1.64	$ 1.58
Diluted FFO per weighted average share of common stock	$ 0.35	$ 0.39	$ 1.64	$ 1.58

Distributions declared per share of common stock	$ 0.375	$ 0.375	$ 1.500	$ 1.500

Percentage of FFO paid per share of common stock	107%	95%	91%	95%

At December 31, 2010, the Company owned 65 properties totaling approximately 6.8 million square feet for a total net investment of approximately $384.1 million.  Currently, 63 of the Company's properties are fully leased, or approximately 97.2% of the portfolio's total square footage and each of these tenants are current and paying in accordance with the terms of their leases.

The Company has $48.0 million of balloon principal payments due under one of its long-term mortgages in 2011; however, the mortgage has two remaining annual extension options through 2013, which the Company currently intends to exercise.  The Company has no other balloon principal payments due under any of its mortgages until 2013.

The Company has no leases that expire in 2011; however, two leases expired during 2010. The Company is currently seeking new tenants for these two properties.  Furthermore, one of the Company's tenants located in Hazelwood, Missouri rejected its lease with the Company as part of the tenant's bankruptcy proceedings.  The Company's lease with this tenant was originally scheduled to expire in January 2012.  Rental income from this tenant is less than 1% of the Company's total annualized rental income.  The Company is taking the appropriate action to re-tenant the property.

Highlights of 2010, the Company:

  Received full early repayment on its $10.0 million mortgage loan and additional income and prepayment fees of $3.3 million, for total proceeds of $13.3 million;
  Acquired a 487,121 square foot property in Orange City, Iowa for $12.3 million.  The property is leased to Staples Contract & Commercial, Inc.;
  Entered into a $50 million senior secured revolving line of credit agreement with Capital One N.A. and Branch Banking and Trust Company as lenders.  The agreement has a three year term with a stated interest rate equal to LIBOR, plus an applicable margin of up to three hundred basis points;
  Exercised a one-year renewal option on its $48.0 million mortgage loan on September 30, 2010 to extend the maturity date until September 30, 2011;
  Issued 192,365 shares of common stock at an average price per share of $18.17 under its Open Market Sales Agreement with Jefferies & Company, Inc. for net proceeds of approximately $3.4 million;
  Extended the terms of the lease of its property located in Grand Rapids, Michigan until 2025, on the lease of its property located in Toledo, Ohio until 2020 and on the lease of its property located in Fridley, Minnesota until 2020; and
  Paid monthly distributions for the year totaling $1.50 per share on the common stock, $1.94 per share on the Series A Preferred Stock, $1.88 per share on the Series B Preferred Stock, and $0.60 per share on the Senior Common Stock.  Approximately 84% of the common stock distributions paid in 2010 were deemed a return of capital.

Subsequent to year end, the Company:

  Issued 833,750 shares of common stock through an underwritten public offering for net proceeds of approximately $14.3 million, after deducting underwriting discounts and other offering expenses;
  Extended the lease with one tenant occupying five of its properties in Georgia until 2031; and
  Declared monthly cash distributions of $0.125 per share on the common stock, $0.1614583 per share on the Series A Preferred Stock, $0.15625 per share on the Series B Preferred Stock, and $0.085 per share on the Senior Common Stock, for each of the months of January, February and March 2011.

The financial statements attached below are without footnotes so readers should obtain and carefully review the Company's Annual Report on Form 10-K (the "Form 10-K") for the year ended December 31, 2010, including the footnotes to the financial statements contained therein. The Company filed the Form 10-K today with the Securities and Exchange Commission ("SEC") and the Form 10-K can be retrieved from the SEC's website at www.sec.gov or the Company's website at www.GladstoneCommercial.com.

The Company will hold a conference call on Wednesday, March 9, 2011 at 8:30 a.m. ET to discuss its earnings results.  Please call (800) 860-2442 to enter the conference.  An operator will monitor the call and set a queue for the questions.

The conference call replay will be available one hour after the call and will be accessible through April 8, 2011.  To hear the replay, please dial (877) 344-7529 and use conference number 447116.

The live audio broadcast of Gladstone Commercial's quarterly conference call will be available online at www.GladstoneCommercial.com. The event will be archived and available for replay on the Company's website through May 8, 2011.

Gladstone Commercial Corporation is a publicly-traded real estate investment trust that focuses on investing in and owning triple-net leased industrial and commercial real estate properties and selectively making long-term mortgage loans. Information on the business activities of all the Gladstone Funds can be found at www.gladstonecompanies.com.

For Investor Relations inquiries related to any of the monthly dividend paying Gladstone Funds, please visit www.gladstone.com.

NON-GAAP FINANCIAL MEASURE - FFO

The National Association of Real Estate Investment Trusts ("NAREIT") developed FFO as a relative non-GAAP supplemental measure of operating performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP.  FFO, as defined by NAREIT, is net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus depreciation and amortization of real estate assets, and after adjustments for unconsolidated partnerships and joint ventures.  FFO does not represent cash flows from operating activities determined in accordance with GAAP and should not be considered an alternative to net income as an indication of the Company's performance or to cash flow from operations as a measure of liquidity or ability to make distributions.  The Company believes that FFO per share provides investors with an additional context for evaluating the Company's financial performance and as a supplemental measure to compare the Company to other REITs; however, comparisons of the Company's FFO to the FFO of other REITs may not necessarily be meaningful due to potential differences in the application of the NAREIT definition used by such other REITs.  To learn more about FFO, please refer to the Company's Form 10-K for the year ended December 31, 2010, as filed with the SEC today.

The statements in this press release regarding the Company's ability, plans or intentions to re-tenant its unoccupied properties, extend the respective maturity dates of  its long-term mortgages, grow its portfolio and FFO, renegotiate leases and make capital improvements to certain of its properties  and raise additional capital are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These forward-looking statements inherently involve certain risks and uncertainties, although they are based on the Company's current plans that are believed to be reasonable as of the date of this press release.  Factors that may cause actual results to differ materially from these forward-looking statements include, but are not limited to, its ability to raise additional capital, the duration of, or further downturns in, the current economic environment, the performance of its tenants and significant changes in interest rates. Additional factors that could cause actual results to differ materially from those stated or implied by the Company's forward-looking statements are disclosed under the caption "Risk factors" of the Company's Form 10-K for the fiscal year ended December 31, 2010, as filed with the SEC on March 8, 2011.  The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Gladstone Commercial Corporation
Consolidated Balance Sheets
	December 31, 2010	December 31, 2009

ASSETS
Real estate, at cost	$ 401,016,940	$ 390,753,892
Less: accumulated depreciation	43,659,456	34,111,952
Total real estate, net	357,357,484	356,641,940

Lease intangibles, net	26,746,992	28,177,461
Mortgage note receivable	-	10,000,000
Cash and cash equivalents	7,061,504	3,096,598
Restricted cash	2,288,410	2,633,538
Funds held in escrow	2,621,091	2,487,680
Deferred rent receivable	10,373,508	8,975,196
Deferred financing costs, net	3,325,740	3,136,055
Other assets	833,873	1,716,905

TOTAL ASSETS	$ 410,608,602	$ 416,865,373

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES
Mortgage notes payable	$ 260,869,463	$ 252,761,651
Borrowings under line of credit	27,000,000	33,200,000
Deferred rent liability	2,276,033	3,213,195
Asset retirement obligation liability	3,062,768	2,305,644
Accounts payable and accrued expenses	2,682,915	2,086,741
Due to Adviser	965,373	1,213,640
Other liabilities	2,377,743	3,633,960

Total Liabilities	299,234,295	298,414,831

STOCKHOLDERS’ EQUITY
Redeemable preferred stock, $0.001 par value; $25 liquidation preference;
2,300,000 shares authorized and 2,150,000 shares issued and outstanding at December 31, 2010 and 2009, respectively	2,150	2,150
Senior common stock, $0.001 par value; 7,500,000 shares authorized and
59,057 and 0 shares issued and outstanding at December 31, 2010 and 2009, respectively	59	-
Common stock, $0.001 par value, 40,200,000 shares authorized and
8,724,613 and 8,563,264 shares issued and outstanding at December 31, 2010 and 2009, respectively	8,725	8,563
Additional paid in capital	174,260,531	170,622,581
Notes receivable - employees	(963,433)	(2,304,999)
Distributions in excess of accumulated earnings	(61,933,725)	(49,877,753)

Total Stockholders’ Equity	111,374,307	118,450,542

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$ 410,608,602	$ 416,865,373

Gladstone Commercial Corporation
Consolidated Statements of Operations
	For the three	For the three	For the three	For the three
	months ended	months ended	months ended	months ended
	December 31, 2010	September 30, 2010	June 30, 2010	March 30, 2010
Operating revenues
Rental income	$ 10,146,240	$ 10,209,211	$ 10,409,519	$ 10,415,066
Interest income from mortgage note receivable	-	43,750	189,583	187,500
Tenant recovery revenue	81,054	81,452	82,285	82,410
Total operating revenues	10,227,294	10,334,413	10,681,387	10,684,976

Operating expenses
Depreciation and amortization	3,271,403	3,280,048	3,390,492	3,321,871
Property operating expenses	234,701	262,686	229,733	244,354
Due diligence expense	389,900	-	-	21,876
Base management fee	291,619	298,393	296,141	312,564
Incentive fee	734,460	1,070,145	829,264	846,192
Administration fee	255,232	356,856	219,119	231,884
Professional fees	370,428	1,822,683	201,801	175,610
Insurance expense	47,046	53,219	56,513	56,325
Directors' fees	43,759	54,533	49,025	49,418
General and administrative	109,814	83,656	134,186	100,292
Total operating expenses before credits from Adviser	5,748,362	7,282,219	5,406,274	5,360,386

Credit to base management fee	(225,000)
Credit to incentive fee	(101,596)	-	(56,073)	-
Total operating expenses	5,421,766	7,282,219	5,350,201	5,360,386

Other income (expense)
Interest income from temporary investments	7,543	114	113	265
Interest income - employee loans	28,650	36,557	42,574	43,101
Other income	14	3,309,887	5,013	3,316
Interest expense	(4,034,863)	(4,370,500)	(4,372,435)	(4,284,939)
Total other expense	(3,998,656)	(1,023,942)	(4,324,735)	(4,238,257)

Net income	806,872	2,028,252	1,006,451	1,086,333

Distributions attributable to preferred stock	(1,023,438)	(1,023,437)	(1,023,437)	(1,023,438)
Distributions attributable to senior common stock	(15,393)	(4,282)	(375)	-

Net income available to common stockholders	$ (231,959)	$ 1,000,533	$ (17,361)	$ 62,895

Earnings per weighted average share of common stock - basic
Income from continuing operations (net of distributions attributable to preferred stock)	$ (0.03)	$ 0.12	$ -	$ 0.01
Discontinued operations	-	-	-	-

Net income available to common stockholders	$ (0.03)	$ 0.12	$ -	$ 0.01

Earnings per weighted average share of common stock - diluted
Income from continuing operations (net of dividends attributable to preferred stock)	$ (0.03)	$ 0.12	$ -	$ 0.01
Discontinued operations	-	-	-	-

Net income available to common stockholders	$ (0.03)	$ 0.12	$ -	$ 0.01

Weighted average shares of common stock outstanding - basic	8,637,981	8,562,777	8,545,264	8,558,664
Weighted average shares of common stock outstanding- diluted	8,688,900	8,577,173	8,546,529	8,558,664

Earnings per weighted average share of senior common stock	$ 0.30	$ 0.26	$ 0.26	$ -
Weighted average shares of senior common stock outstanding - basic	50,919	16,286	1,435	0

Gladstone Commercial Corporation
Consolidated Statements of Operations
	For the year ended December 31,
	2010	2009	2008
Operating revenues
Rental income	$ 41,180,036	$ 41,513,977	$ 39,572,287
Interest income from mortgage note receivable	420,833	760,417	898,573
Tenant recovery revenue	327,201	334,543	336,637
Total operating revenues	41,928,070	42,608,937	40,807,497

Operating expenses
Depreciation and amortization	13,263,814	13,161,287	12,679,437
Property operating expenses	971,474	915,120	875,850
Due diligence expense	411,776	40,574	1,176,379
Base management fee	1,198,717	1,401,402	1,637,851
Incentive fee	3,480,061	3,238,634	2,831,722
Administration fee	1,063,091	1,015,695	954,635
Professional fees	2,570,522	649,566	521,410
Insurance expense	213,103	203,682	173,414
Directors' fees	196,735	198,882	216,851
General and administrative	427,948	442,135	493,119
Total operating expenses before credits from Adviser	23,797,241	21,266,977	21,560,668

Credit to base management fee	(225,000)	-	-
Credit to incentive fee	(157,669)	(726,448)	(2,196,945)
Total operating expenses	23,414,572	20,540,529	19,363,723

Other income (expense)
Interest income from temporary investments	8,035	20,748	21,844
Interest income - employee loans	150,882	192,350	202,097
Other income	3,318,230	12,978	63,993
Interest expense	(17,062,737)	(17,894,536)	(16,858,687)
Total other expense	(13,585,590)	(17,668,460)	(16,570,753)

Income from continuing operations	4,927,908	4,399,948	4,873,021

Discontinued operations
Income from discontinued operations	-	43,062	39,926
Gain on sale of real estate	-	160,038	-
Total discontinued operations	-	203,100	39,926

Net income	4,927,908	4,603,048	4,912,947

Distributions attributable to preferred stock	(4,093,750)	(4,093,750)	(4,093,750)
Distributions attributable to senior common stock	(20,050)	-	-

Net income available to common stockholders	$ 814,108	$ 509,298	$ 819,197

Earnings per weighted average share of common stock - basic
Income from continuing operations (net of distributions attributable to preferred stock)	$ 0.09	$ 0.04	$ 0.09
Discontinued operations	-	0.02	0.01

Net income available to common stockholders	$ 0.09	$ 0.06	$ 0.10

Earnings per weighted average share of common stock - diluted
Income from continuing operations (net of dividends attributable to preferred stock)	$ 0.09	$ 0.04	$ 0.09
Discontinued operations	-	0.02	0.01

Net income available to common stockholders	$ 0.09	$ 0.06	$ 0.10

Weighted average shares of common stock outstanding - basic	8,576,303	8,563,264	8,565,149
Weighted average shares of common stock outstanding- diluted	8,601,153	8,563,264	8,565,149

Earnings per weighted average share of senior common stock	$ 0.81	$ -	$ -
Weighted average shares of senior common stock outstanding - basic	24,850	0	0

Gladstone Commercial Corporation
Consolidated Statements of Cash Flows
	For the year ended December 31,
	2010	2009	2008

Cash flows from operating activities:
Net income	$ 4,927,908	$ 4,603,048	$ 4,912,947
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization, including discontinued operations	13,263,814	13,171,703	12,704,641
Amortization of deferred financing costs	1,002,428	1,491,389	1,283,956
Amortization of deferred rent asset and liability, net	(683,666)	(532,068)	(532,066)
Amortization of discount on assumed debt	11,301	-	-
Asset retirement obligation expense, including discontinued operations	143,060	143,550	133,244
Gain on sale of real estate	-	(160,038)	-
Decrease (increase) in other assets	389,133	(959,738)	172,096
Increase in deferred rent receivable	(1,651,809)	(1,177,167)	(2,387,509)
Increase in accounts payable, accrued expenses, and amount due Adviser	347,908	735,492	1,001,639
Increase (decrease) in other liabilities	363,366	(302,914)	286,227
Net cash provided by operating activities	18,113,443	17,013,257	17,575,175

Cash flows from investing activities:
Real estate investments	(2,418,534)	(1,139,711)	(49,359,852)
Leasing commissions paid	(7,044)	(441,745)	-
Proceeds from sale of real estate	-	1,089,269	-
Principal repayments on mortgage notes receivable	10,000,000	-	-
Receipts from lenders for reserves held in escrow	1,617,933	1,465,133	874,227
Payments to lenders for reserves held in escrow	(1,751,344)	(1,801,894)	(1,623,452)
Decrease (increase) in restricted cash	345,128	44,023	(763,494)
Deposits on future acquisitions	-	(250,000)	(1,650,000)
Deposits refunded	250,000	200,000	1,750,000
Net cash provided by (used in) investing activities	8,036,139	(834,925)	(50,772,571)

Cash flows from financing activities:
Proceeds from issuance of common and senior common stock	4,126,690	-	-
Offering costs	(248,829)	-	-
Borrowings under mortgage notes payable	-	-	48,015,000
Principal repayments on mortgage notes payable	(2,687,192)	(2,349,522)	(1,485,901)
Principal repayments on employee notes receivable	1,341,566	290,887	155,637
Borrowings from line of credit	32,794,746	57,600,000	76,900,000
Repayments on line of credit	(38,994,746)	(35,900,000)	(69,800,000)
Repayment of short-term loan	-	(20,000,000)	-
Receipts from tenants for reserves	2,154,699	4,454,102	2,391,360
Payments to tenants from reserves	(2,130,232)	(4,526,409)	(2,159,671)
(Decrease) increase in security deposits	(369,595)	28,282	531,806
Payments for deferred financing costs	(1,192,113)	(243,999)	(1,262,273)
Distributions paid for common and preferred	(16,979,670)	(16,938,653)	(16,941,392)
Net cash (used in) provided by financing activities	(22,184,676)	(17,585,312)	36,344,566

Net increase (decrease) in cash and cash equivalents	3,964,906	(1,406,980)	3,147,170

Cash and cash equivalents, beginning of year	3,096,598	4,503,578	1,356,408

Cash and cash equivalents, end of year	$ 7,061,504	$ 3,096,598	$ 4,503,578

Cash paid during period for interest	$ 17,969,864	$ 16,558,955	$ 14,337,944

NON-CASH OPERATING, INVESTING AND FINANCING INFORMATION

Increase in asset retirement obligation	$ 614,064	$ -	$ 245,196

Fixed rate debt assumed in connection with acquisitions	$ 10,795,004	$ -	$ 6,461,603

Obligation under capital lease	$ -	$ -	$ 225,068

Forfeiture of common stock in satisfaction of employee note receivable	$ 243,900	$ -	$ 18,400

Senior common dividend issued in the dividend reinvestment program	$ 4,210	$ -	$ -
Reclassification of principal on employee note (Refer to Note 8)	$ -	$ 245,000	$ -

Leasing commissions included in accounts payable	$ 457,939	$ -	$ -

CONTACT:  Gladstone Commercial Corporation, +1-703-287-5893